PRICING SUPPLEMENT NO. 79 (REVISED)                            Rule 424(b)(3)
DATED: November 21, 1997                                   File No. 333-31277
(To Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes       Book Entry Notes
$10,000,000                 [x]                       [x]

Original Issue Date:       Fixed Rate Notes          Certificated Notes
November 21, 1997          [_]                       [_]


Maturity Date:
November 21, 2000

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                               Optional         Optional
                      Redemption               Repayment        Repayment
Redeemable On         Price(s)                 Date(s)          Price(s)
-------------         -----------              ----------       --------------

N/A                   N/A                      N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Daily

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Quarterly

[_]         CMT Rate


 Initial Interest Rate: ***

 Index Maturity:  N/A

 Spread (plus or minus): +0.10%
-------------------------------------------

*        2/21/98, 5/21/98, 8/21/98, 11/21/98, 2/21/98, 5/21/98,
         8/21/98, 11/21/99, 2/21/00, 5/21/00 and 8/21/00.

**       2/21/98, 5/21/98, 8/21/98, 11/21/98, 2/21/98, 5/21/98, 8/21/98,
         11/21/99, 2/21/00, 5/21/00, 8/21/00 and 11/21/00.

*** Three month LIBOR as of November 19, 1997, plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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